Exhibit 24

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below, constitutes and appoints Robert S. Tissue and Julie R. Cook or either of them his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign Summit Financial Group, Inc.’s Annual Report on Form 10-K for the fiscal year ended December 31, 2005, and all amendments thereto, and file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

/s/ Oscar M. Bean	/s/ Gary L. Hinkle
Oscar M. Bean	Gary L. Hinkle

/s/ Frank A. Baer, III	/s/ Gerald W. Huffman
Frank A. Baer, III	Gerald W. Huffman

/s/ Dewey F. Bensenhaver, M.D.	/s/ H. Charles Maddy, III
Dewey F. Bensenhaver, M.D.	H. Charles Maddy, III

/s/ James M. Cookman	/s/ Duke A. McDaniel
James M. Cookman	Duke A. McDaniel

/s/ John W. Crites	/s/ Ronald F. Miller
John W. Crites	Ronald F. Miller

/s/ Patrick N. Frye	/s/ G. R. Ours, Jr.
Patrick N. Frye	G. R. Ours, Jr.

/s/ James Paul Geary	/s/ Phoebe Fisher Heishman
James Paul Geary	Phoebe Fisher Heishman

/s/ Thomas J. Hawse, III	/s/ Charles S. Piccirillo
Thomas J. Hawse, III	Charles S. Piccirillo